                                                                  EXHIBIT 12 (A)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                              NINE MONTH PERIOD ENDED
                                                                               SEPTEMBER 30, 2002
                                                                              -----------------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                         $183,952
  Plus:
     Fixed Charges (excluding capitalized interest)                                     196,823
                                                                                       --------

TOTAL EARNINGS                                                                         $380,775
                                                                                       ========

FIXED CHARGES:
     Interest expensed and capitalized                                                 $193,961
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                  1,012
     An estimate of the interest component within rental expense                          1,850
                                                                                       --------

TOTAL FIXED CHARGES                                                                    $196,823
                                                                                       ========

RATIO OF EARNINGS TO FIXED CHARGES                                                         1.93
                                                                                       ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                         $183,952
  Plus:
     Fixed Charges (excluding capitalized interest)                                    $142,581
                                                                                       --------

TOTAL EARNINGS                                                                         $326,533
                                                                                       ========

FIXED CHARGES:
     Interest expensed and capitalized                                                 $139,719
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                  1,012
     An estimate of the interest component within rental expense                          1,850
                                                                                       --------

TOTAL FIXED CHARGES                                                                    $142,581
                                                                                       ========

RATIO OF EARNINGS TO FIXED CHARGES                                                         2.29
                                                                                       ========